Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On October 8, 2024, the Company entered into a Purchase and Sale Agreement (the “Purchase Agreement”), with GAHC4 Kansas City MO SNF, LLC, GAHC4 Salisbury MO SNF, LLC, GAHC4 Florissant MO SNF, LLC, GAHC4 Sedalia MO SNF, LLC, GAHC4 Milan MO SNF, LLC, GAHC4 Trenton MO SNF, LLC, GAHC4 Moberly MO SNF, LLC, GAHC4 St. Elizabeth MO SNF, LLC, (collectively, the “Sellers”) with respect to the purchase of eight healthcare Facilities located in Missouri (the “Facilities”). The Sellers are not affiliates of the Company. The Company assigned the right to acquire the Facilities to newly organized indirect subsidiaries of the Strawberry Fields Realty, LP, the Company’s operating partnership. The Company closed on the acquisition of the Facilities on December 19, 2024.

The purchase price for the Facilities was $87,500,000. The Company made a deposit of $2,500,000 under the Purchase Agreement, which was applied to pay a portion of the purchase price at the closing. The Company paid the balance of the purchase price utilizing funds provided by a third-party lender and the Company’s working capital.

The Facilities are currently leased under an initial 15-year master lease agreement to a group of third party tenants; the lease is currently in its sixth year. Under the master lease, (i) the tenants are currently on a triple net basis (ii) the tenants have 2 ten-year options to extend the lease. The material terms of the master lease will not be modified as a result of the purchase of the Facilities. The tenants operate the Facilities as skilled nursing facilities.

The eight Facilities are comprised of 1,111 licensed beds.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024 is presented as if the acquisition was completed on September 30, 2024. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023, and for the nine months ended September 30, 2024 are presented as if the acquisition was completed on January 1, 2023.

The following unaudited pro forma condensed combined financial information has been prepared to comply with Article 11 of Regulation S-X, as promulgated by the SEC. The unaudited pro forma condensed combined financial information should be read in conjunction with the consolidated financial statements of the Company and notes thereto presented elsewhere in this prospectus for the nine months ended September 30, 2024, and for the year ended December 31, 2023 and the combined statement of revenues and certain expenses for the year ending December 31, 2023 and for the nine months period ended September 30, 2024 of the Missouri Portfolio Group. The unaudited pro forma condensed combined balance sheet and condensed combined statement of income are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition had occurred on the dates indicated nor are they indicative of future operating results of the Company.

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Unaudited Pro Forma Condensed Combined Balance Sheet

AS OF SEPTEMBER 30, 2024

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition		Proforma Adjustments		Proforma Combined
Assets
Real estate investments, net	$528,741	$87,500	(a)	-		$616,241
Cash and cash equivalents	29,286	(87,500	)(b)	87,500	(b)	29,286
Restricted cash and equivalents	23,963	-		-		23,963
Straight-line rent receivable, net	26,335	-		-		26,335
Right of use lease asset	1,290	-		-		1,290
Goodwill, other intangible assets and lease rights	23,286	-		-		23,286
Deferred financing expenses	5,547	-		708	(c)	6,255
Notes receivable, net	16,819	-		-		16,819
Other assets	6,278	-		-		6,278
Total Assets	661,545	-		88,208		749,753
Liabilities
Accounts payable and accrued liabilities	13,004	-		-		13,004
Bonds, net	150,786	-		-		150,786
Notes payable and other debt	428,843	-		59,000	(d)	487,843
Operating lease liability	1,290	-		-		1,290
Other liabilities	12,403	-		-		12,403
Total Liabilities	606,326	-		59,000		665,326
Equity
Additional paid in capital	10,350	-		29,208	(e)	39,558
Accumulated other comprehensive income	925	-		-		925
Retained earnings	1,339	-		-		1,339
Total Stockholders’ Equity	12,614	-		29,208		41,822
Non-controlling interest	42,605	-		-		42,605
Total Equity	55,219	-		29,208		84,427
Total Liabilities and Equity	$661,545	$-		$88,208		$749,753

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-2

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition		Proforma Adjustments		Proforma Combined
Revenues
Rental revenues	$86,570	$6,554	(f)	179	(g)	$93,303
Expenses:
Depreciation	21,348	-		1,683	(h)	23,031
Amortization	3,318	-		-		3,318
General and administrative expenses	5,064	49		-		5,113
Property taxes	10,650	-		179	(g)	10,829
Facility rent expenses	577	-		-		577
Total expenses	40,957	49		1,862		42,868
Income from operations	45,613	6,505		(1,683)		50,435
Interest expense, net	(24,028)	-		(3,522	)(d)	(27,550)
Amortization of deferred financing costs	(488)	-		(106	)(c)	(594)
Mortgage insurance premium	(1,164)	-		-		(1,164)
Total interest expense	(25,680)	-		(3,628)		(29,308)
Net income	$19,933	$6,505		$(5,311)		$21,127

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-3

Unaudited Pro Forma Condensed Combined Statements of Income

FOR THE YEAR ENDED DECEMBER 31, 2023

(In thousands)

	Strawberry Fields REIT Inc.	Missouri Property Acquisition		Proforma Adjustments		Proforma Combined
Revenues
Rental revenues	$99,805	$8,539	(f)	238	(g)	$108,582
Expenses:
Depreciation	26,207	-		2,244	(h)	28,451
Amortization	3,028	-		-		3,028
Loss on real estate investment impairment	2,451	-		-		2,451
General and administrative expenses	5,662	55		-		5,717
Property taxes	14,459	-		238	(g)	14,697
Facility rent expenses	559	-		-		559
Total expenses	52,366	55		2,482		54,903
Income from operations	47,439	8,484		(2,244)		53,679
Interest expense, net	(24,443)	-		(4,696	)(d)	(29,139)
Amortization of deferred financing costs	(560)	-		(142	)(c)	(702)
Mortgage insurance premium	(1,671)	-		-		(1,671)
Total interest expense	(26,674)	-		(4,838)		(31,512)
Other income (loss):
Foreign currency transaction gain	462	-		-		462
Other loss	(983)	-		-		(983)
Total other loss	(521)	-		-		(521)
Net income	$20,244	$8,484		$(7,082)		$21,646

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

F-4

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Presentation

On December 19, 2024, Strawberry Fields REIT Inc. (the “Company’) completed the acquisition with multiple sellers with respect to the purchase of eight healthcare facilities located in Missouri (the “Facilities”). The sellers are not affiliates of the Company. The Company will assign the right to acquire the Facilities to newly organized indirect subsidiaries of Strawberry Fields Realty, LP, the Company’s operating partnership.

The historical financial statements have been adjusted in the pro forma condensed combined financial statements to give effect for (i) transaction accounting adjustments (ii) autonomous entity adjustments and (iii) management’s adjustments, as required.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been if the acquisition of the Missouri Portfolio Group occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

2.	Purchase Price Allocation

The Company intends to account for the planned acquisition as an asset acquisition. We will measure the value of the acquired physical assets (land, building and building improvements, site improvements, and furniture fixtures and equipment) by allocating the total cost of the acquisition on a relative fair value basis. The Company expects to allocate the total cost as follows (in thousands):

Land	$2,186
Building and building improvements	85,314
Total purchase price	$87,500

3.	Pro Forma Adjustments

(a)	Represents the adjustment to record the assets purchased in the acquisition of the Facilities at relative fair value based on the total cost of the acquisition.
(b)	Represents the cash and cash equivalents to be utilized to pay the purchase price for the Facilities at closing.
(c)	Represents debt issuance costs of $708.0 thousand related to the funding of the acquisition that are deferred and recorded as a reduction of the related debt liability and amortized to interest expense over the remaining term of the related debt liability utilizing the interest method.
(d)	Represents the borrowing under a new commercial bank mortgage facility to be established by the Company, which will be utilized to fund a portion of the acquisition price. Loans under the facility bear interest at the Secured Overnight Financing Rate (“SOFR”) plus a margin of 3.0% and mature in 5 years from the date of the loans. For purposes of the pro forma statements of income, the interest rate is assumed to be 7.96%, which is equal to SOFR plus the 3.0% margin on September 30, 2024.
(e)	Represents the $35.0 million raised in December 2024 through a follow-on offering of Strawberry Fields REIT Inc. (“STRW”) stock.
(f)	Represents straight-line monthly income for the period stated. The Company recognizes rental revenue for operating leases on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of a leased asset.
(g)	Represents real estate taxes for the stated period. The Company reports revenues and expenses within our triple-net leased properties for real estate taxes that are escrowed and obligations of the tenants in accordance with their respective leases with us.
(h)	Real estate costs related to the acquisition and improvement of properties are capitalized and depreciated over the expected life of the asset on a straight-line basis. The Company considers the period of future benefit of an asset to determine its appropriate useful life. Expenditures for tenant improvements are capitalized and amortized over the shorter of the tenant’s lease term or expected useful life. The Company anticipates the estimated useful lives of its assets by class to be generally as follows:

Building and improvements	7-53 years
Equipment and personal property	1-14 years

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